EXHIBIT 32.1
CERTIFICATIONS UNDER SECTION 906
      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Alloy, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
      The Quarterly Report for the quarter ended April 30, 2005 (the “Form  10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew C. Diamond

Matthew C. Diamond
Chief Executive Officer
Dated: June 9, 2005
      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.